UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Issuer as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Issuer under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2007, Alesco Financial Inc. (the “Issuer”) entered into a purchase agreement (the “Purchase Agreement”) with RBC Capital Markets Corporation (the “Initial Purchaser”) in connection with a private offering by the Issuer of $115 million aggregate principal amount of the Issuer’s 7.625% Contingent Convertible Senior Notes due 2027 (the “Notes”), plus up to an additional $25 million aggregate principal amount of the Notes that may be issued at the option of the Initial Purchaser within 30 days of the initial issuance of the Notes. The Notes will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and may be converted into cash or, if applicable under the terms of the Notes, a combination of cash and shares of common stock of the Issuer. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007. Interest on the Notes will accrue from May 15, 2007. The Notes will mature on May 15, 2027. The Notes and any shares of common stock that may be issued upon conversion of the Notes have not been registered under the Securities Act or any state securities laws. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is hereby incorporated by reference in this Item 1.01 of this Form 8-K.

Item 8.01	Other Events.

On May 10, 2007, the Issuer issued a press release pursuant to Rule 135c of the Securities Act announcing that it had priced the offering of the Notes described in Item 1.01 of this Form 8-K and that it will repurchase approximately $32.1 million shares of its common stock with net proceeds of the offering at a price of $9.55 per share. The offering is expected to close on May 15, 2007, subject to customary closing conditions. A copy of the press release pursuant to which such announcement was made is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

1.1	Purchase Agreement, dated May 9, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation.

99.1	Press Release dated May 10, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Issuer has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: May 10, 2007	By:	/s/ John J. Longino
John J. Longino Chief Financial Officer

3

Exhibit Index

1.1	Purchase Agreement, dated May 9, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation.

99.1	Press Release dated May 10, 2007.

4